EXHIBIT 23.1


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Hauppauge Digital Inc.
Hauppauge, New York

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of Hauppauge Digital Inc. and subsidiaries (the "Company") on Form S-8 of our reports dated December 6, 2001 relating to the consolidated financial statements and schedule of the Company appearing in the Company's Annual Report on Form 10-K for the year ended September 30, 2001.


                                        /s/ BDO Seidman, LLP
                                        ----------------------------
                                        BDO Seidman, LLP
                                        Certified Public Accountants


Dated:  Melville, New York
        December 2, 2002


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